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                                                                    Exhibit 4.12

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                             INTERCREDITOR AGREEMENT

                                  BY AND AMONG

                            AESOP FUNDING II L.L.C.,

                               AESOP LEASING L.P.,

                          AVIS RENT A CAR SYSTEM, INC.,
                                as Administrator,

                         HARRIS TRUST AND SAVINGS BANK,
                                   as Trustee,

                     BANK ONE, TEXAS, NATIONAL ASSOCIATION,
                                as Intermediary,

                                       AND

                        CREDIT LYONNAIS NEW YORK BRANCH,
                                 as Lender Agent

                         Dated as of September 15, 1998

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                             INTERCREDITOR AGREEMENT

      THIS INTERCREDITOR AGREEMENT, dated as of September 15, 1998 (as amended, supplemented or otherwise modified and in effect from time to time, this "AGREEMENT"), is made by and among AESOP FUNDING II L.L.C., a special purpose limited liability company established under the laws of Delaware, as Issuer under the Indenture (as defined below) ("AFC-II"), AESOP LEASING L.P., a Delaware limited partnership ("AESOP LEASING"), AVIS RENT A CAR SYSTEM, INC., as Administrator under the Administration Agreement (in such capacity, hereinafter, together with its successors and assigns, the "ADMINISTRATOR"), HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, in its capacity as Trustee under the Indenture (in such capacity, hereinafter, together with its successors and assigns, the "TRUSTEE"), BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association, in its capacity as Intermediary under the Master Exchange Agreement (in such capacity, hereinafter, together with its successors and assigns, the "INTERMEDIARY"), and CREDIT LYONNAIS NEW YORK BRANCH, a branch of CREDIT LYONNAIS, a French banking corporation, in its capacity as Lender Agent on behalf of the one or more Receivables Lenders under the Receivables Funding Documents (in such capacity, hereinafter, together with its successors and assigns, the "LENDER AGENT"). Unless otherwise defined herein or in the Master Exchange Agreement, or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in, or by reference in, the Definitions List, attached as Schedule I to the Base Indenture (as defined below), as in effect on the date hereof or as amended, modified or supplemented with the prior written consent of the parties hereto.

                              W I T N E S S E T H:

            WHEREAS, AESOP Leasing and AFC-II are parties to certain loan agreements, pursuant to which AESOP Leasing, from time to time, borrows funds from AFC-II to finance the purchase of Vehicles, and pursuant to which AESOP Leasing has granted to AFC-II and to the Trustee, respectively, security interests in all right, title and interest of AESOP Leasing in, to and under, among other property, such Vehicles and all proceeds thereof; and

            WHEREAS, AFC-II and the Trustee are parties to an Amended and Restated Base Indenture, dated as of July 30, 1997 (the "BASE INDENTURE"; and as amended, supplemented or otherwise modified and in effect from time to time, the "INDENTURE"); and

            WHEREAS, pursuant to the Indenture, to secure its obligations under the Notes and all of its other obligations under the Indenture, AFC-II has pledged, assigned, conveyed, delivered, transferred and set over to the Trustee, for the benefit of the Noteholders, and granted to the Trustee, for the benefit of the Noteholders, a security interest in, all of AFC-II's right, title and interest in and to all of AFC-II's assets, property and
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interests in property, whether then or thereafter existing, acquired or created, including, without limitation, all of AFC-II's right, title and interest in, to and under any and all Vehicles, Certificates of Title and Manufacturer Programs; and

            WHEREAS, pursuant to the Master Exchange Agreement, dated as of September 15, 1998 (the "MASTER EXCHANGE AGREEMENT"), by and between AESOP Leasing and the Intermediary, the Intermediary shall act in the capacity of Intermediary (as defined and provided in the Master Exchange Agreement), with respect to certain exchanges of Vehicles owned by, or to be acquired by, AESOP Leasing from time to time, which transactions are intended to qualify for nonrecognition of gain or loss under Internal Revenue Code Section 1031 and the regulations thereunder; and

            WHEREAS, on the terms and subject to the conditions of the Master Exchange Agreement, the Intermediary shall transfer Relinquished Vehicles to, and acquire Replacement Vehicles from, certain Manufacturers, and in connection therewith, AESOP Leasing from time to time shall transfer and assign to the Intermediary (i) each of the Relinquished Vehicles, and (ii) all of the right, title and interest of AESOP Leasing in, to and under the related Relinquished Vehicle Property; and

            WHEREAS, pursuant to the Receivables Funding Documents, the Receivables Lenders have agreed to make loans (each, a "RECEIVABLES FUNDING LOAN"), from time to time, to the Intermediary, the proceeds of which shall be used solely to purchase Replacement Vehicles on the terms and subject to the conditions of the Master Exchange Agreement; and

            WHEREAS, to secure its obligations under the Receivables Funding Documents, the Intermediary shall pledge, assign and grant to the Lender Agent, for the benefit of the Receivables Lenders, from time to time, a security interest in, to and under, among other things, certain of the Relinquished Vehicle Property, including, among other things, from time to time, the right to payment by certain Manufacturers on account of certain Relinquished Vehicles; and

            WHEREAS, the parties hereto wish to specify the respective rights and interests of AFC-II and the Trustee, on the one hand (including any rights or interests assigned by AFC-II to the Trustee), and the Lender Agent, on the other hand, in the Relinquished Vehicle Property;

            NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. SECTION DEFINITIONS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:
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            "ADMINISTRATOR" has the meaning set forth in the introduction to this Agreement.

            "ADMINISTRATOR CERTIFICATE" has the meaning provided in SECTION 4(a) of this Agreement.

            "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banks in New York City, New York, Chicago, Illinois or Dallas, Texas are authorized or required by law to be closed.

            "DISPUTE NOTICE PERIOD" means the period commencing upon receipt by the Lender Agent of a Notice of Payment and (i) if such Notice of Payment is confirmed by the Administrator as received by the Lender Agent before 12:00 noon on any Business Day, ending at 5:00 p.m. on the next succeeding Business Day; and (ii) if such Notice of Payment is confirmed by the Administrator as received by the Lender Agent after 12:00 noon on any Business Day, ending at 5:00 p.m. on the second succeeding Business Day.

            "EXCHANGE VEHICLE MANUFACTURER" means General Motors Corporation and each other Manufacturer that, from time to time, shall be approved, pursuant to
Section 10.15 of the AESOP I Operating Lease Loan Agreement and pursuant to the definition of "Manufacturer" in the Receivables Financing Agreement, as a Manufacturer of Vehicles that may be transferred to the Intermediary pursuant to the Master Exchange Agreement.

            "LENDER AGENT" has the meaning set forth in the introduction to this Agreement.

            "LENDER COLLATERAL" means all property in which a security interest or lien is purportedly granted in favor of the Lender Agent pursuant to the Receivables Financing Agreement.

            "LOCKBOX ACCOUNT" means the account established in the name of AFC-II pursuant to the Lockbox Agreement and pledged to the Trustee pursuant to the Indenture.

            "LOCKBOX AGREEMENT" means the Master Cash Administration Services Agreement and Supplement thereto, dated as of September 15, 1998, between AFC-II and Harris Bank and Trust Company, as amended from time to time with the prior written consent of the parties hereto.

            "LOCKBOX BANK" means Harris Trust and Savings Bank and any successor thereto in such capacity permitted pursuant to the Lockbox Agreement and the Related Documents.

            "MANUFACTURER SUB-ACCOUNT" has the meaning assigned to such term in
Section 3 of this Agreement.
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            "MASTER EXCHANGE AGREEMENT" has the meaning set forth in the recitals preceding this Agreement.

            "NOTICE OF PAYMENT" has the meaning set forth in Section 6(c) hereof.

            "OBLIGATIONS" has the meaning assigned to such term in the Receivables Financing Agreement.

            "RECEIVABLE AMOUNT" means, with respect to a particular Relinquished Vehicle, the purchase price therefor payable by or on behalf of the applicable Manufacturer pursuant to the applicable Manufacturer Program.

            "RECEIVABLES FINANCING AGREEMENT" means the receivables financing agreement dated as of September 15, 1998, among the Intermediary and Atlantic Asset Securitization Corp., Lyon Short Term Funding Corp., each other lender from time to time party thereto, and Credit Lyonnais New York Branch, as a lender and as Lender Agent, as amended, modified or supplemented from time to time.

            "RECEIVABLES FUNDING DEFAULT" means an "Event of Default", as defined therein, pursuant to the Receivables Financing Agreement.

            "RECEIVABLES FUNDING LOAN" has the meaning set forth in the recitals preceding this Agreement.

            "RELINQUISHED VEHICLE RECEIVABLE" means the right to payment of the Receivable Amount by any Manufacturer with respect to any Relinquished Vehicle pursuant to the applicable Manufacturer Program (other than Reconveyed Receivables).

            "RELINQUISHED VEHICLE RECEIVABLES COLLECTIONS" means any and all proceeds of a Relinquished Vehicle Receivable, whether in the form of monies, instruments, cash or other proceeds.

            "RELINQUISHED VEHICLE RECEIVABLES DISBURSEMENT DATE" means each Business Day on which an Administrator Certificate is delivered to the Trustee with respect to Relinquished Vehicle Receivables Collections or Assigned Special Default Payments credited to the Collection Account.

            "SUBJECT PROPERTY" means the Relinquished Vehicle Property and, to the extent not included in the definition of such term, the Lender Collateral.

2. SECTION GENERAL AGREEMENT RESPECTING THE SUBJECT PROPERTY. Notwithstanding any statement or provision contained in the Indenture or any other Related Document or otherwise to the contrary, and irrespective of the time, order or method of attachment or
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perfection of security interests granted pursuant to the Receivables Funding
Documents, on the one hand, or the Indenture or the AESOP I Operating Lease Loan Agreement, on the other hand, or the time or order of filing or recording of (or the failure to file or record) any financing statements, or other notices of security interests, liens or other interests granted pursuant to the Receivables Funding Documents, on the one hand, or the Indenture or AESOP I Operating Lease Loan Agreement, including the release by each of the Trustee and AFC-II of its security interest in the Relinquished Vehicle Property, on the other hand, or the giving of or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests, and irrespective of anything contained in any filing or agreement to which the Intermediary, the Lender Agent, the Receivables Lenders, AFC-II, AESOP Leasing or the Trustee may now or hereafter be a party and irrespective of the ordinary rules for determining priority under the Uniform Commercial Code or under any other law governing the relative priorities of secured creditors, the parties agree that the provisions of this Agreement shall govern with respect to the respective rights of the parties in the Subject Property; PROVIDED, HOWEVER, that with respect to any rights of AESOP Leasing, AFC-II or the Trustee in such property, nothing contained in the foregoing or elsewhere in this Agreement is intended to derogate from the provisions of the Master Exchange Agreement restricting such rights, including the provisions restricting the release of such property to AESOP Leasing or the Trustee.

3. SECTION DEPOSIT OF RELINQUISHED VEHICLE RECEIVABLES COLLECTIONS; SUB-ACCOUNT. Pursuant to the Indenture and the other Related Documents, any and all Relinquished Vehicle Receivables Collections are to be paid directly to the Trustee for deposit into the Collection Account (or initially paid to the Lockbox Account and paid by the Lockbox Bank in accordance with the terms of the Lockbox Agreement to the Trustee for deposit into the Collection Account). With respect to each Exchange Vehicle Manufacturer, the Trustee, upon the written notice and direction of AFC-II, shall establish an administrative sub-account of the Collection Account (each, a "MANUFACTURER SUB-ACCOUNT") to which the Trustee shall allocate, in reliance upon an Administrator Certificate, all amounts credited to the Collection Account that represent amounts payable by such Manufacturer, pending the further allocation of such funds pursuant to this Agreement.

4. SECTION RELINQUISHED VEHICLE RECEIVABLES REPORTING.

            (a) On each Business Day that there are Receivables Funding Loans outstanding and there are Relinquished Vehicle Receivables Collections and/or Assigned Special Default Payments credited to the Collection Account (including to any Manufacturer Sub-Account), the Administrator shall prepare an Officer's Certificate of the Administrator (each, an "ADMINISTRATOR Certificate"), substantially in the form of EXHIBIT A hereto, certifying as to certain information necessary to identify any and all such Relinquished Vehicle Receivables Collections and to allocate and disburse the same, together with Assigned Special Default Payments, if any, in accordance with Sections 5 and 6 hereof, including, among other items, the following information:

            (i) the aggregate number of Relinquished Vehicles in each Group of
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            Relinquished Vehicles as to which any Relinquished Vehicle
            Receivables are outstanding, and the aggregate of the outstanding Receivable Amounts in respect of such Relinquished Vehicles;

            (ii) with respect to each Group of Relinquished Vehicles, the principal amount of the Receivables Funding Loan, if any, made or requested to be made with respect thereto, and, if made, the principal amount thereof that remains outstanding on the date of such Administrator Certificate, together with any accrued interest thereon;

            (iii) with respect to each Group of Relinquished Vehicles, the amount of Relinquished Vehicle Receivables Collections corresponding thereto credited to the Collection Account on such Business Day;

            (iv) with respect to each Group of Relinquished Vehicles, the amount of any offsets or other amounts deducted from any related Receivable Amount by the applicable Manufacturer since the date of the last Administrator Certificate and a brief description of the reason for any such offsets or other deduction;

            (v) with respect to each Group of Relinquished Vehicles, the amount of Assigned Special Default Payments, if any, payable to the Intermediary or the Lender Agent on the Relinquished Vehicle Receivables Disbursement Date on which such certificate is prepared (with a notation as to whether such Assigned Special Default Payments are to be paid directly by the relevant Lessee to the Intermediary or the Lender Agent, as the case may be, or have been paid into the Collection Account and are to be disbursed by the Trustee to the Intermediary or the Lender Agent, as the case may be, on the Relinquished Vehicle Receivables Disbursement Date on which such certificate is prepared);

            (vi) with respect to each Group of Relinquished Vehicles as to which a Group Closing Event has occurred, the aggregate amount of Reconveyed Receivables, if any, with respect to such Group, that remain outstanding on the date of such Administrator Certificate;

            (vii) the aggregate amount of Collections in each relevant Manufacturer Sub-Account to be removed from the Manufacturer Sub-Account for allocation and distribution from the Collection Account in accordance with the Indenture (including any amounts representing proceeds of Reconveyed Receivables); and

            (viii) the aggregate amount of Relinquished Vehicle Receivables Collections in each relevant Manufacturer Sub-Account to be withdrawn from the Collection Account and paid to the Intermediary on the Relinquished Vehicle Receivables Disbursement Date on which such certificate is prepared, specifying, in each case, (A)
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            the amount corresponding to each Group of Relinquished Vehicles, and, (B) with respect to each such Group, the amount to be deposited in the related AESOP Trust Account and, subject to Section 5(b) hereof, the amount to be deposited in the related Lender Trust Account in accordance with Section 6 hereof.

            (b) On each day that an Administrator Certificate is required to be prepared pursuant to the foregoing Section 4(a), the Administrator shall transmit the completed Administrator Certificate, by telecopier, to each of the Trustee, the Intermediary and the Lender Agent, no later than 11:00 a.m., New York time.

            (c) At any time that any Relinquished Vehicle Receivables remain outstanding, the Administrator shall deliver and prepare an Administrator Certificate at least once per calendar week, whether or not such a certificate otherwise would have been required pursuant to the foregoing Section 4(a). An Administrator Certificate delivered pursuant to this Section 4(c) shall contain the information set forth in Section 4(a) and shall be transmitted by telecopier, to each of the Trustee and the Intermediary (and, if any Receivables Funding Loans are then outstanding or the Receivables Financing Agreement is in effect, to the Lender Agent) on the second Business Day of each calendar week, no later than 4:00 p.m., New York time. If there are Relinquished Vehicle Receivables Collections credited to the Collection Account on such date and the Administrator Certificate directing the payment of such amounts to the Intermediary is received by the Trustee after 11 a.m. New York time on such date, such amounts shall be transmitted to the Intermediary on the next Business Day (it being understood that on any Business Day that an Administrator Certificate is required to be delivered pursuant to Section 4(a) it is required to be delivered, pursuant to the foregoing Section 4(b), no later than 11:00 a.m., New York time, on such Business Day).

5. SECTION RELINQUISHED VEHICLE RECEIVABLES DISTRIBUTIONS.

            (a) Until this Agreement is terminated pursuant to SECTION 7, on each Relinquished Vehicle Receivables Disbursement Date, provided that it has received the Administrator Certificate prior to 11:00 a.m., New York time, on such date, the Trustee, in accordance with and reliance upon such Administrator Certificate, shall withdraw from the Collection Account the amount of Relinquished Vehicle Receivables Collections and/or Assigned Special Default Payments credited to the Collection Account that is specified in such Administrator Certificate and distribute such amount to the Intermediary for deposit to the appropriate AESOP Trust Account or, subject to Section 5(b) hereof, the appropriate Lender Trust Account, prior to 12:30 p.m., New York time, on such date, by wire transfer of immediately available funds.

            (b) Notwithstanding the foregoing, from and after the date that the Trustee receives a written notice of a Receivables Funding Default from the Lender Agent (and continuing until and unless it shall receive a written notice of waiver or cure from the Lender Agent), the Trustee shall make payment directly to the Lender Agent of all amounts specified in the Administrator Certificate as allocable to the Lender Trust Accounts, in accordance with payment instructions furnished in writing by the Lender Agent to the Trustee.
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            (c) If the Trustee or the Lender Agent delivers a notice to the other parties of a dispute or inquiry relating to any amount or calculation set forth in an Administrator Certificate, the amount in controversy shall not be released from the applicable Manufacturer Sub-Account until such dispute or inquiry has been resolved, as confirmed, in the case of a dispute or inquiry raised by the Lender Agent, in a writing executed by the Administrator and the Lender Agent and acknowledged by the Trustee, and, in the case of a dispute or inquiry raised by the Trustee, in a writing executed by the Administrator and the Trustee and acknowledged by the Lender Agent.

            (d) If a notice of dispute or inquiry is delivered as contemplated by the foregoing Section 5(c), the Administrator, the Lender Agent and the Trustee shall exercise best efforts to resolve such dispute as promptly as possible. If the amount in controversy is in excess of $1,000,000 and the controversy is not resolved within 2 Business Days, then the matter in controversy shall be submitted for resolution to an independent public accounting firm acceptable to the Administrator, the Lender Agent, each Enhancement Provider and the Trustee, and the parties agree to be bound by the determination of such firm. The fees and expenses of such independent accounting firm shall be borne by the Administrator unless the Lender Agent is determined to have been grossly negligent or to have acted in bad faith in giving such notice of dispute or inquiry, in which case such fees and expenses shall be borne by the Lender Agent.

            (e) During the pendency of any dispute or inquiry described in this
Section 5 or in Section 6 of this Agreement, the amount in controversy shall continue to be held in the relevant Manufacturer Sub-Account, AESOP Trust Account or Lender Trust Account (or other account maintained by the Lender Agent, if applicable) as the case may be, and not withdrawn therefrom; PROVIDED, HOWEVER, that the disbursement, distribution or release, as the case may be, in accordance with the Related Documents, of other funds or property in any such account in excess of the amount in controversy, shall not be affected.

6. SECTION AGREEMENTS RESPECTING RELINQUISHED VEHICLE PROPERTY.

            (a) Pursuant to the Receivables Funding Documents, the Intermediary shall grant to the Lender Agent a first priority security interest in all right, title and interest of the Intermediary in, to and under, among other things, the Relinquished Vehicle Property relating to a particular Group of Relinquished Vehicles to secure the Receivables Funding Loan, if any, made to the
Intermediary with respect to such Relinquished Vehicle Property; PROVIDED, HOWEVER, that the parties hereto agree that the amounts payable to the Lender Agent from the proceeds of the Relinquished Vehicle Receivables and related Special Default Payments with respect to any Group of Relinquished Vehicles shall not exceed the principal amount of the Receivables Funding Loan made with respect to such Group of Relinquished Vehicles, together with unpaid interest thereon (which interest also shall include any breakage indemnity amounts incurred with respect to such Receivables Funding Loan), regardless of whether other Obligations shall then be outstanding under the Receivables Funding Documents.
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            (b) For purposes of each Administrator Certificate prepared pursuant to SECTION 4 hereof, the Administrator shall allocate Relinquished Vehicle Receivables Collections (and Assigned Special Default Payments, if any) relating to a particular Group of Relinquished Vehicles in the following priority, and, by its execution and delivery of each such certificate shall authorize and direct the Intermediary to credit the respective amounts to the Lender Trust Account or the AESOP Trust Account, as applicable, corresponding to such Group of Relinquished Vehicles:

            (A) if a Receivables Funding Loan has been made in respect of the Relinquished Vehicle Receivables arising in connection with such Group of Relinquished Vehicles and it has not been determined to have been paid in full pursuant to Section 6(c), to principal and interest owing on such Receivables Funding Loan pursuant to the Receivables Funding Documents, whether or not yet due, until it has been determined to have been paid in full pursuant to Section 6(c), including any breakage amounts payable in connection with such Receivables Funding Loan, such amounts to be held in the Lender Trust Account corresponding to such Group of Relinquished Vehicles until payable pursuant to the Receivables Funding Documents (unless otherwise directed by the Lender Agent as permitted pursuant to this Agreement, the Master Exchange Agreement or the Receivables Financing Agreement).

            (B) if no Receivables Funding Loan has been made in respect of the Relinquished Vehicle Receivables arising in connection with such Group of Relinquished Vehicles (or, if made, has been determined to have been paid in full pursuant to Section 6(c)), to the AESOP Trust Account, to be held in such account until used for the purchase of Replacement Vehicles or until permitted to be released to the Trustee, in each case pursuant to the Master Exchange Agreement.

            (c) Upon a confirmation by the Administrator according to its records that a Receivables Funding Loan has been paid in full, the Administrator shall transmit a notice to the Lender Agent, substantially in the form of Exhibit B-1 hereto ("Notice of Payment"), and, upon telephone confirmation by the Administrator of receipt of such Notice of Payment by the Lender Agent, the Administrator shall transmit a confirmation regarding such Notice of Payment, substantially in the form of Exhibit B-2 hereto, to the Intermediary (with a copy to the Trustee and the Lender Agent). Following the delivery of a Notice of Payment and such a confirmation by the Administrator of the Lender Agent's receipt thereof, the Intermediary shall be authorized to transfer the funds and other property then in the Lender Trust Account relating to the Group of Relinquished Vehicles in respect of which such Receivables Funding Loan was made, to the corresponding AESOP Trust Account upon the first to occur of: (i) receipt by the Intermediary of a copy of the Notice of Payment counterexecuted by the Lender Agent; and (ii) without the need for any further notice or direction, upon the expiration of the Dispute Notice Period; PROVIDED, that the Lender Agent shall not have disputed the Administrator's determination by delivery of written notice to the Administrator, the Intermediary and the Trustee prior to the expiration

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of the Dispute Notice Period. If the Lender Agent disputes such determination by the Administrator, then, prior to the expiration of the Dispute Notice Period, it shall deliver a notice to such effect to the Administrator, the Trustee and the Intermediary, including a statement of the amount in controversy and a brief explanation of the reason for the dispute, and the Lender Agent, the Trustee, the Intermediary and the Administrator shall exercise best efforts to resolve such dispute. If such dispute is not resolved within two Business Days following the receipt by the Administrator of notice of dispute from the Lender Agent, and the amount in controversy exceeds $1,000,000, the dispute resolution procedures described in Section 5(d) above shall apply. If the funds that would otherwise have been held in the Lender Trust Account maintained with respect to such Group of Relinquished Vehicles are then held in an account maintained by the Lender Agent at another financial institution, pursuant to Section 5.1(c) of the Master Exchange Agreement or Section 5(b) of this Agreement, then, promptly following its receipt of such Notice of Payment and, in any event, prior to the expiration of the Dispute Notice Period (unless, prior to the expiration of the Dispute Notice Period, the Lender Agent shall have delivered a written notice of dispute to the Administrator, the Trustee and the Intermediary, including a statement of the amount in controversy and a brief explanation of the reason for the dispute), the Lender Agent shall transfer such funds to the Intermediary with the direction that they be credited to the applicable AESOP Trust Account. The procedures set forth above, including with respect to notice by the Lender Agent of a dispute and for resolution of disputes where the amount in controversy exceeds $1,000,000, shall apply equally to any such funds. With respect to any Receivables Funding Loan as to which a Notice of Payment and confirmation of the Lender Agent's receipt thereof is delivered by the Administrator, as set forth above, any of (i) the Lender Agent's counterexecution of a copy of the Notice of Payment, (ii) the expiration of the Dispute Notice Period without delivery to the Administrator, the Trustee and the Intermediary of a written notice of dispute as described above, (iii) the Lender Agent's transfer to the Intermediary for credit to the applicable AESOP Trust Account of proceeds of the related Group of Relinquished Vehicles if such funds are then held by the Lender Agent in an account maintained by it other than a Lender Trust Account, or (iv) the resolution of a dispute in accordance with the procedures therefor, shall constitute a determination of payment in full of such Receivables Funding Loan pursuant to this Section 6(c), for all purposes of the Related Documents.

            (d) Unless otherwise agreed in writing by the Lender Agent, the Administrator shall not deliver more than one Notice of Payment in any calendar week (it being understood, however, that a Notice of Payment may cover more than one Receivables Funding Loan).

            (e) Any reference in this Agreement to "payment in full" of a Receivable Funding Loan, a Receivables Funding Loan not being "outstanding" or words to similar effect shall mean payment of the outstanding principal amount thereof, any interest owing thereon, and any breakage amounts incurred in connection therewith.

            (f) Except as expressly contemplated in the last sentence of Section 6(g), the Lender Agent, in its individual capacity as a lender pursuant to the Receivables Funding Documents, and on behalf of the Receivables Lenders, hereby acknowledges and agrees (x) that it has no interest in the AESOP Trust Accounts and amounts on deposit therein nor in any property constituting Collateral, as defined in the Indenture as in effect on the date hereof (after giving effect to Supplemental Indenture No. 2, dated as of the date hereof), including,

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without limitation, in any Vehicles, and (y) that it shall not assert any claim against the AESOP Trust Accounts, amounts on deposit therein or the Collateral.

            (g) Each of AFC-II, AESOP Leasing and the Trustee hereby acknowledges and consents to the transfer of the Relinquished Vehicles and the Relinquished Vehicle Property pursuant to the Master Exchange Agreement, confirms the release of the security interest of each of AFC-II and the Trustee in such property on behalf of the Secured Parties pursuant to Section 7.3 of the AESOP I Operating Lease Loan Agreement, and acknowledges and consents to the rights granted and assigned to the Intermediary and the Lender Agent with respect to the Subject Property pursuant to the Master Exchange Agreement and the Receivables Funding Documents (subject to the terms and conditions of such agreements, including the limitations set forth therein and in this Agreement with respect to the application of the Subject Property to particular Obligations), and each of them agrees that it shall not assert any right to or claim against the Relinquished Vehicle Property in derogation of such rights. Without limiting the foregoing, each of AFC-II, AESOP Leasing and the Trustee hereby subordinates any claim or interest it may at any time have in any Relinquished Vehicle Property, and agrees not to exercise any rights or remedies with respect to such Relinquished Vehicle Property, to the extent such property is pledged (or purportedly pledged) to secure and/or has been applied to the repayment of a Receivables Funding Loan, the proceeds of which Receivables Funding Loan have been disbursed to the Intermediary to be credited to the applicable AESOP Trust Account, notwithstanding the failure of AESOP Leasing to have satisfied any condition to the release, pursuant to Section 7.3 of the AESOP Operating Lease Loan Agreement, of such Relinquished Vehicle Property.

            (h) Each of AFC-II and the Trustee hereby acknowledges and agrees that it has no claim or interest (and hereby waives any such claim or interest) in any of, the obligations of AESOP Leasing arising under Section 7.4(b) of the Master Exchange Agreement, any Special Service Charges, any guaranty thereof and any rights to enforce remedies with respect to any failure to pay the same.

            (i) Each of the Intermediary and the Lender Agent agrees that no amendment to the Receivables Funding Documents shall be permitted or shall become effective without (x) the prior written consent of the Trustee, (y) satisfaction of the Rating Agency Consent Condition and (z) if any Series of Notes supporting Commercial Paper Notes is outstanding, satisfaction of the CP Rating Agency Condition and the approval of the Majority Banks, as defined in the applicable Supplement; a certified copy of each of which consents and rating agency letters shall be provided by the Administrator to each of the Intermediary and the Lender Agent.

7. SECTION TERMINATION

            (a) This Agreement shall terminate and cease to be of further force and effect upon the earlier to occur of, (i) the date that the Indenture shall have been terminated pursuant to and in accordance with Section 13.16 thereof, or (ii) the date on which both (A) and (B) have occurred: (A) the Lender Agent delivers to the Trustee a certificate stating that (1) any and all of the outstanding obligations under the Receivables Funding Documents have been paid in full, and (2) any and all commitments under the Receivables Funding Documents have been terminated in accordance with the terms thereof; and (B) AESOP Leasing or the Administrator on its behalf delivers to the Trustee a certificate stating that the Master Exchange Agreement has been terminated and that there are no further amounts payable to the Intermediary in respect of Relinquished Vehicles pursuant thereto.

            (b) Notwithstanding the foregoing, in the event of a termination of the Indenture at a time that amounts remain owing to the Lender Agent pursuant to the Receivables Funding Documents, written notice of such termination shall be given by the Administrator to the Intermediary and the Lender Agent, and this Agreement shall not terminate until arrangements have been made that are satisfactory to the Lender Agent in its reasonable discretion for the identification and payment to the Lender Agent of Relinquished Vehicle Receivables and related Special Default Payments.

8. SECTION MISCELLANEOUS.

(a) NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the following addresses:

                  BANK ONE, TEXAS, National Association
                  ATTN: Corporate Trust Department
                  P.O. Box 25900
                  8111 Preston Road 2nd Floor
                  Dallas, Texas 75225
                  Telephone: (214) 360-3978
                  Facsimile: (214) 360-3980

                  AESOP LEASING L.P.
                  c/o Lord Securities Corporation
                  Two Wall Street
                  New York, New York 10005
                  Attention: Frank Bilotta
                  Telephone: (212) 346-9000
                  Fax:       (212) 346-9012

                  With a copy to the Administrator:

                  AVIS RENT A CAR SYSTEM, INC.,
                    as Administrator
                  900 Old Country Road
                  Garden City, New York  11530
                  Attention: Treasurer
                  Telephone  (516) 222-3000
                  Fax:       (516) 222-3751

                  AESOP Funding II L.L.C.
                  c/o Lord Securities Corporation
                  Two Wall Street
                  New York, New York  10005
                  Attention: Frank Bilotta
                  Telephone: (212) 346-9000
                  Fax:       (212) 346-9012

                  With a copy to the Administrator, at its address shown above.

                  HARRIS TRUST AND SAVINGS BANK
                  311 West Monroe Street, 12th
                  Floor Chicago, Illinois 60606
                  Attention: Corporate Trust Administration
                  Telephone: (312) 461-2532
                  Fax:       (312) 461-3525

                  CREDIT LYONNAIS NEW YORK BRANCH
                  1301 Avenue of the Americas
                  New York, New York 10019
                  Attention: Structured Finance Group
                  Telephone: (212) 261-7814
                             (212) 261-7808
                  Fax:       (212) 459-3258

            The parties hereto by written notice to each other may designate additional or different addresses for subsequent notices or communications; PROVIDED, HOWEVER, that no party may at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

            Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telex or telecopier shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one (1) Business Day after the date that such notice is delivered to such overnight courier. Notwithstanding any provisions of this Agreement to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to this Agreement.

(b) NOTICE OF DISPUTES. The Administrator shall provide each Enhancement Provider with written notice of any dispute which, pursuant to this Agreement is submitted to dispute resolution and, promptly upon the resolution thereof, a brief description of such resolution.

(c) NOTICES BY THE TRUSTEE. The Trustee shall deliver (i) to the Lender Agent, concurrently with its delivery to any other recipients, copies of any notice to the Intermediary or any Exchange Vehicle Manufacturer, including any notice delivered pursuant to Section 3(b) of Amendment No. 1 to the Assignment Agreement, dated the date hereof, of the GM Purchase Agreement, or any notice of an AESOP Exchange Agreement Termination Event, and (ii) to each Enhancement Provider, notice of any Receivables Funding Default received by the Trustee.

(d) NOTICES BY THE ADMINISTRATOR, AESOP LEASING AND AFC-II. Each of the Administrator, AESOP Leasing and AFC-II hereby agrees to deliver (i) to the Lender Agent and the Trustee, simultaneously with the delivery thereof to the Intermediary, a copy of any notice delivered by it to the Intermediary of an AESOP Exchange Agreement Termination Event, and (ii) to each Enhancement Provider, a copy of any notice of Receivables Funding Default received or initiated by it.

(e) NOTICES BY THE LENDER AGENT. The Lender Agent hereby agrees to deliver to the Trustee, simultaneously with its delivery thereof pursuant to the Receivables Financing Agreement or as soon as practicable following its receipt thereof, as the case may be, a copy of each written notice of a Receivables Funding Default.

(f) DEPOSIT OF RELINQUISHED VEHICLE RECEIVABLES COLLECTIONS. Notwithstanding anything to the contrary set forth in the Indenture or any other Related Document, until this Agreement is terminated pursuant to SECTION 7, AFC-II, AESOP Leasing and the Administrator agree that if any Relinquished Vehicle Receivables Collections shall be received by any of them in any account other than the Collection Account or in any other manner, such proceeds will not be commingled by such Person with any of its other funds or property, or any other funds or property held by it or in its possession in any capacity, but will be held separate and apart therefrom and shall be held in trust by such Person for, paid over immediately, and in any event within two (2) Business Days from receipt, to the Trustee, with any necessary endorsement.

(g) NO RECOURSE AGAINST OTHERS. A director, Authorized Officer, employee, partner or stockholder of either AFC-II, AESOP Leasing or the Administrator as such, shall not have any liability for any obligations of either AFC-II, AESOP Leasing or the Administrator under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. The Intermediary, the Lender Agent and each Relinquished Vehicle Receivables Lender by accepting this Agreement and any and all benefits hereunder waives and releases any and all such liability.

(h) BENEFIT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the respective successors and assigns of the parties hereto. Without limiting any other provision hereof, each Enhancement Provider shall be a third party beneficiary of this Agreement.

(i) GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE

STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(j) AMENDMENTS OR WAIVER. Neither this Agreement nor any terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by each party hereto and each of the Rating Agency Consent Condition and the CP Rating Agency Condition has been satisfied and the prior written consent of the Majority Banks has been obtained.

(k) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

(l) HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

(m) SEVERABILITY. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


                                            AESOP FUNDING II, L.L.C.,

                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            AESOP LEASING L.P.

                                            By: AESOP LEASING CORP.,
                                                  its General Partner

                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            AVIS RENT A CAR SYSTEM, INC.,
                                              as Administrator

                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            HARRIS TRUST AND SAVINGS
                                              BANK, as Trustee

                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            BANK ONE, TEXAS, NATIONAL
                                              ASSOCIATION, as Intermediary

                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            CREDIT LYONNAIS NEW YORK
                                              BRANCH, as Lender Agent

                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------